UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2006

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

2006 Executive Incentive Compensation Plan

On May 24, 2006, the Compensation Committee and the Board of Directors of CECO Environmental Corp. ("CECO") approved and adopted a 2006 Executive Incentive Compensation Plan. The Plan is to be administered by the Compensation Committee of CECO, which will select the persons to be granted awards under the Plan, determine the time when awards will be granted, determine the performance goals, and determine whether objectives and conditions for earning awards have been met.

Generally, all executive officers of CECO are eligible to participate in the Plan for any fiscal year. The Committee, however, will select the officers of the Company to whom awards may from time to time be granted under this Plan.

The awards under the Plan will be based on performance targets established for a fiscal year, commencing with fiscal year 2006. The Compensation Committee will establish and approve performance targets for awards for each year, which may be based on certain objective criteria and/or on subjective individual goals established by a participant, management, and the Compensation Committee. Awards will be payable in cash each year upon certification by the Compensation Committee that the specified performance targets for the preceding fiscal year were achieved.

The description set forth herein of the terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed with this report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Eligible Participants and Performance Targets -- 2006

On May 24, 2006, the Compensation Committee of CECO approved and adopted the Eligible Participants and Performance Targets for 2006 ("2006 Performance Targets"). The participants in the Plan for 2006 are President and COO Richard J. Blum, CFO and Vice President Dennis W. Blazer, and Senior Vice President David D. Blum. There will be two components to the 2006 performance targets: an objective target based on achievement of a financial goal (the "Objective Bonus") and a target based on achievement of an individual goal. The objective bonus is based on whether and to the extent the amount of actual income from operations before executive bonuses exceeds the target amount of actual income from operations before executive bonuses.

The description set forth herein of the terms the 2006 Performance Targets is qualified in its entirety by reference to the full text of the 2006 Performance Targets, which is filed with this report as Exhibit 10.2 and incorporated by reference into this Item 10.2.

On May 24, 2006, the Compensation Commitee approved an increase in Richard J. Blum's salary from $275,000 to $300,000, David D. Blum's salary from $200,000 to $225,000 and Dennis W. Blazer's base salary from $160,000 to $200,000, all effective as of July 1, 2006.

Item 9.01.    Financial Statements and Exhibits

10.1 2006 Executive Incentive Compensation Plan

10.2 Eligible Participants and Performance Targets--2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: May 26, 2006	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Incentive Compensation Plan
EX-10.2	Performance Targets